THE ORCHARD REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

THE ORCHARD REPORTS A 16.5% REVENUE INCREASE IN FIRST QUARTER 2009 AS COMPARED
TO FIRST QUARTER 2008

Investor Conference Call Scheduled For
Thursday, May 14, 2009, at 4:30 p.m. EDT

New York, May 14, 2009—The Orchard (NASDAQ: ORCD) today reported financial results for the first quarter of 2009. These 2009 results include revenue generated and operating costs incurred as a result of The Orchard’s acquisition in July 2008 of certain assets (the “TVT Assets”) from Tee Vee Toons Inc. d/b/a “TVT Records”, a leading U.S. independent record company.

First Quarter Results
For the first quarter of 2009, revenues were $15.3 million, compared to $13.2 million for the first quarter of 2008, an increase of 16.5%.

As of March 31, 2009, The Orchard controlled over 1.4 million music tracks, an increase of 28.4% from the same date in 2008 and an increase of 6.8% from December 31, 2008. During the first quarter of 2009, The Orchard generated approximately 16.4 million paid downloads from its catalogue, an increase of 40.5% as compared to the corresponding period in 2008.

The Orchard’s gross profit margin was 27.7% in the first quarter of 2009, as compared to 27.0% in the first quarter of 2008.

Net cash provided by operations for the first quarter of 2009 was $2.0 million, as compared to $0.6 million in the first quarter of 2008. Cash and cash equivalents were $5.4 million at the close of the quarter, and the company had no debt.

Operating expenses totaled $5.7 million for the first quarter of 2009, as compared to $4.7 million for the first quarter of 2008, an increase of 20.3%. Of this 20.3% increase, 36.7% was attributable to an increase in bad debt, foreign exchange currency transaction losses and franchise taxes.  28.3% was attributable to legal fees, tax services and Sarbanes-Oxley compliance fees. In addition, 18.8% was attributable to the addition of staff to support The Orchard’s new physical distribution offering (which the company acquired as part of the TVT Assets), 14.7% was attributable to increases in office expenses due to moving costs and incremental rent (as the company moved its New York headquarters during the first quarter of 2009) and 1.5% was attributable to other expenses.

The net loss for the first quarter of 2009 was $1.1 million as compared with a net loss of $1.1 million in the first quarter of 2008. Orchard’s net loss fell to $0.17 per share as compared to a net loss of $0.18 per share in the first quarter of 2008.

EBITDA for the first quarter of 2009 was a loss of $0.6 million compared with an EBITDA loss of $0.9 million in the first quarter of 2008.  A reconciliation of GAAP net income to EBITDA is provided in the financial tables that accompany this release.

Management Comment
Commenting on the first quarter results, Greg Scholl, President and Chief Executive Officer of The Orchard said, “Despite a difficult economic environment, we once again report revenue growth we believe is in excess of the market, gross margin improvement as compared to the same quarter last year, positive cash flow, and continued catalogue growth for the quarter.”

Scholl continued, “The second quarter, cyclically the weakest of our fiscal year, will challenge us to close deals in our pipeline while keeping our focus on cost management.  We believe that the premium offerings that we are scheduled to roll out during the balance of 2009, in addition to our core services, will bolster our ability to close these deals and maintain our position as the premier partner in the independent sector.”

Further Financial Information
For further company financial information, refer to the unaudited condensed consolidated statements of operations and unaudited summarized cash flow information attached to this release; the Quarterly Report for the First Quarter of 2009 on Form 10-Q, to be filed May 15, 2009 with the Securities and Exchange Commission (the “SEC”) and The Orchard’s Annual Report for 2008 on Form 10-K, filed with the SEC on March 30, 2009.

Investor Conference Call and Webcast
The company will host a conference call on May 14, 2009 at 4:30 p.m. EDT to discuss its results and provide an update on the company. Presenting from the company will be its President and Chief Executive Officer, Greg Scholl and its Chief Financial Officer, Nathan Fong.

To participate in the call, interested parties are invited to dial 1 (866) 730-5769 for domestic callers or 1 (857) 350-1593 for international callers at least five minutes prior to the start time. The participant pass-code is 41313925. A live webcast of the call will be available on the company’s website at http://investor.theorchard.com.

A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 for domestic callers or 1 (617) 801-6888 for international callers. The pass-code is 15787054. A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.

About The Orchard(R)
The Orchard (NASDAQ: ORCD) is a full service business partner for entertainment companies, music labels, recording artists and songwriters, film studios, and producers.   Founded in 1997, the company drives sales across its retail network of more than 600 digital storefronts and mobile carriers in 59 countries. Headquartered in New York and London, with operations in 27 markets around the world, The Orchard offers a comprehensive suite of services focused on customized marketing and promotions, social media, sales development, and technology. An industry pioneer and continued innovator in digital media services, The Orchard fosters creativity and independence.  For further information please visit www.theorchard.com

The Orchard is a registered trademark and The Orchard logo is a service mark of Orchard Enterprises NY, Inc. All Rights Reserved.

Forward Looking Statements
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance, such as the factors underlying The Orchard’s historical performance and the likelihood that these will result in similar future performance, The Orchard’s performance in 2009 despite a challenging macro-economic environment, the impact that new business areas that are being launched will have on future growth and management’s ability to control costs as revenues increase. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and are based on our current views and assumptions. The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. These forward-looking statements involve a number of risks and uncertainties, certain of which are outside of The Orchard’s control, such as the growth of the digital music and video markets, the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion. These and other factors that could cause actual results to differ materially from our expectations are detailed in The Orchard’s filings with the Securities and Exchange Commission, such as our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Use of Non-GAAP Measures
In addition to The Orchard’s condensed consolidated statements of operations and cash flow presented in accordance with GAAP, we present investors with the non-GAAP financial measure, EBITDA.

EBITDA consists of net income excluding the impact of the following: interest income, net; income taxes; depreciation; and amortization. Management believes that the non-GAAP financial measure of EBITDA is a useful measure because it provides important supplemental information to management and investors regarding financial and business trends relating to The Orchard’s financial condition and results of operations and is useful to investors in their assessment of our operating performance and the valuation of our company.

EBITDA is a non-GAAP measure and therefore, should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, net income or other financial measures prepared in accordance with GAAP. In the financial tables of our earnings press release, The Orchard has included a reconciliation of EBITDA to GAAP net income.

CONTACTS:

Press:
Jackie Price
Ignition Marketing
617.435.6603
jprice@ignitionmkt.com

Investor Relations:
Jeff Nimerofsky
The Orchard
212-201-9280
jeff@theorchard.com

THE ORCHARD ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2009	2008
	(unaudited)

REVENUES	$15,327,976	$13,155,770

COSTS OF REVENUES	11,077,508	9,602,680

GROSS PROFIT	4,250,468	3,553,090
Gross profit margin	28%	27%

OPERATING EXPENSES	5,682,986	4,723,252

LOSS FROM OPERATIONS	(1,432,518)	(1,170,162)

OTHER INCOME (EXPENSE):
Interest income	2,939	84,700
Interest expenses	(12,088)	-
Loss from disposal of property and equipment	-	(21,767)
Other income	383,715	2,844
Total other income	374,566	65,777

NET LOSS	$(1,057,952)	$(1,104,385)

Loss per share - basic and diluted	$(0.17)	$(0.18)

Weighted average shares outstanding - basic and diluted	6,093,416	6,197,325

THE ORCHARD ENTERPRISES, INC.

SUMMARIZED CASH FLOW INFORMATION

	For the Three Months Ended
	March 31,
	2009	2008
	(unaudited)

NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$2,006,283	$575,797
Investing activities	(1,097,645)	(515,882)
Effect of exchange rate changes	(64,104)	41,210

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	844,534	101,125

CASH AND CASH EQUIVALENTS - Beginning of period	4,521,027	10,636,618

CASH AND CASH EQUIVALENTS - End of period	$5,365,561	$10,737,743

THE ORCHARD ENTERPRISES, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA

	For the Three Months
	Ended March 31,
	2009	2008
	(Unaudited)

Net loss in accordance with GAAP	$(1,057,952)	$(1,104,385)
Add (deduct):
Interest income	(2,939)	(84,700)
Interest expense	12,088	-
Depreciation and amortization	451,627	302,752

EBITDA	$(597,176)	$(886,333)